Exhibit 99.1

ORBCOMM ACQUIRES INTHINC, INC.

Accelerates ORBCOMM’s entry into the fleet management market by adding best-in-class vehicle telematics and driver safety solutions to its IoT product offering

Rochelle Park, NJ, June 12, 2017 – ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, announced today that it has acquired the assets of inthinc, Inc. Based in Salt Lake City, UT, inthinc provides best-in-class fleet management and driver safety solutions to a broad range of industrial enterprises. inthinc’s vehicle telematics solutions are focused on improving driver safety, operational efficiency, regulatory compliance and workforce optimization through the two-way integration of in-vehicle devices, smart mobile devices, web applications and data management services.

A long-time customer of ORBCOMM’s wireless data services, inthinc provides its fleet management solutions to more than 100 enterprises and industrial companies around the world, who operate large commercial vehicle fleets. In addition, inthinc offers solutions that support the emerging ELD Mandate regulations from the Federal Motor Carrier Safety Administration, which will require companies to replace drivers’ paper log-books with electronic “Hours of Service” applications in late 2017. The company also has a strong market presence with energy companies, who use inthinc’s solutions to manage driver behavior and vehicles serving the North American exploration and production market. Through the acquisition of inthinc, ORBCOMM will expand inthinc’s core telematics services to its existing transportation and heavy equipment markets and broaden inthinc’s global footprint through its widespread distribution channels.

Although the majority of inthinc’s customers are based in the United States, inthinc also serves customers in Argentina, Australia, Canada, Chile, Columbia, the Dominican Republic, Mexico, Papua New Guinea, Peru, Romania, South Africa and Tanzania. Many of inthinc’s customers operate in remote regions supporting industrial facilities, which makes its dual-mode satellite and cellular product offerings extremely valuable by providing immediate verbal feedback and coaching for drivers as well as driver performance metrics regarding safety and speed limit compliance. Customers who use inthinc’s solutions experience significant reductions in accidents as well as ROI-based savings in vehicle performance, fuel management and maintenance.

“With a superior portfolio of telematics solutions, inthinc provides a solid entry point for ORBCOMM into the vehicle fleet management market. inthinc’s offering complements and strengthens our existing transportation and heavy equipment product portfolio, allowing our customers to access a broader set of asset monitoring solutions,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “By adding incremental vertical markets and telematics capabilities, the acquisition of inthinc further solidifies ORBCOMM’s position as a leading full-service solution provider in the industrial Internet of Things.”

“We believe the increased scale in customer service, installation, engineering, sales, marketing, operations, and supply chain that ORBCOMM offers to inthinc will support our immediate growth objectives. We look forward to leveraging ORBCOMM’s strong brand equity and global distribution network to accelerate the adoption of inthinc’s safety mentoring solution, which has produced dramatic safety improvements for inthinc’s global customers over the last 10 years,” said Todd Follmer of inthinc, Inc., who is joining ORBCOMM as Senior Vice President of Fleet Management. “This powerful combination of synergies and advanced technology will better enable us to meet our customers’ fleet safety and efficiency goals and deliver our industry-leading products to a more diverse customer base around the world.”

ORBCOMM was advised by Raymond James on this transaction.

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

For Investors:	For Trade Media:
Michelle Ferris	Sue Rutherford
Director of Corporate Communications	VP of Marketing
ORBCOMM Inc.	ORBCOMM Inc.
+1.703.433.6516	+1 613.254.5269
ferris.michelle@orbcomm.com	rutherford.sue@orbcomm.com